Exhibit 23.13

CONSENT OF KEITH THOMPSON

The undersigned hereby consents to the use of information contained in or summarized from the report titled “NI 43-101 Technical Report - Mt Todd Gold Project - 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia” effective date September 10, 2019 in this Registration Statement, which relates to a prior Registration Statement on Form S-3 (Registration No. 333-239139) and to all references to their name in the Registration Statement.

/s/ Keith Thompson
Keith Thompson
July 7, 2021